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                                                                      Exhibit 23
INDEPENDENT AUDITORS' CONSENT




Graham Corporation


         We consent to the incorporation by reference in Registration Statement Nos. 2-83432, 2-82275, 33-82432, 333-00401 and Post-Effective Amendment No. 1 to
Registration Statement No. 33-82432 of Graham Corporation and subsidiaries on Forms S-3 and S-8 of our reports dated May 16 2003, appearing in this Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended March 31, 2003.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 9, 2003



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